UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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COLONY CAPITAL, INC.

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Colony Capital Reaches Cooperation Agreement with Blackwells Capital

Jeannie Diefenderfer to Join the Company’s Slate and Stand for Election to the Colony Capital Board of

Directors at the 2020 Annual Meeting of Stockholders

Blackwells to Support the Company’s Slate of Director Nominees at 2020 Annual Meeting

March 20, 2020

LOS ANGELES—(BUSINESS WIRE)—Colony Capital Inc. (“Colony Capital” or the “Company”) (NYSE: CLNY) today announced that it has reached a cooperation agreement with Blackwells Capital (“Blackwells”), which owns approximately 2% of the Company’s outstanding common stock.

Pursuant to the agreement, Colony Capital will nominate Jeannie Diefenderfer to stand for election to the Company’s Board of Directors (the “Board”) at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Following the Annual Meeting, Colony Capital’s Board will continue to comprise 12 directors, of whom 11 are independent.

“We are pleased to have reached an agreement, and appreciate that Blackwells has affirmed its support of our strategy, Board and management team,” said Nancy Curtin, Colony Capital’s Lead Independent Director. “With an extensive background in digital investing and digital real estate, Jeannie adds a highly complementary skill set, diversity and relevant experience that will further enhance our oversight of management’s ongoing successful implementation of its digital strategy. We are confident that Jeannie’s expertise and perspective will be additive to our ongoing mission to generate long-term, sustainable value for stockholders.”

“We stand behind Mr. Barrack, and his vision in rotating to a global digital platform along with the recruitment of a first class executive in Marc Ganzi to lead Colony,” said Jason Aintabi, Chief Investment Officer of Blackwells. “We are excited by the new management team, and it is energizing to see Jeannie being added to the Board. Colony has taken a number of pro-investor steps recently that give us great comfort. We are confident that Marc Ganzi’s management team and the Board will do an excellent job of building upon Tom Barrack’s visionary leadership. We are today standing down from the proxy contest and further investing in Colony because we believe in the Company, its new Board and management.”

Under the terms of the agreement, Blackwells has agreed to withdraw its slate of five nominees and vote its shares in favor of all of the Board’s nominees and support all Board recommended proposals at the Company’s 2020 Annual Meeting. Blackwells will abide by certain standstill and voting commitments, including a standstill with respect to Colony Capital until the tenth anniversary of the agreement as well as voting in favor of the Board’s recommendations until the third anniversary of the agreement.

Colony Capital and Blackwells have also agreed to enter into a joint venture to acquire Colony Capital common stock on the open market. The Company will commit $13.23 million in CLNY common stock and/or cash, and Blackwells will commit $1.47 million in cash. Colony Capital will serve as the Managing Member of the joint venture and Blackwells will retain customary minority protections.

The complete agreement between Colony Capital and Blackwells, including more information regarding the joint venture, will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

About Jeannie Diefenderfer

Jeannie Diefenderfer is founder and chief executive officer of courageNpurpose, LLC, a consulting firm providing advisory services to boards and CEOs in strategic initiatives to drive operational and business efficacy. She has nearly 30 years of technical and operational experience, with more than 10 years in executive leadership positions at Verizon Communications, including leading Verizon’s global customer care organization for its largest enterprise customers, serving as Chief Procurement Officer, and as Senior Vice President of Global Engineering & Planning. Ms. Diefenderfer is an independent member of the board of Windstream Holdings, Inc., and previously served as a director on the boards of public companies, MRV Communications, Inc. and Westell Technologies, Inc. Ms. Diefenderfer is also Chair of the Accenture Network Advisory Council, and Vice Chair and Trustee of Tufts University. She holds a bachelor of science in chemical engineering from Tufts University, and an MBA from Babson College.

About Colony Capital

Colony Capital, Inc. (NYSE:CLNY) is a global investment firm with a focus on building the leading digital real estate provider and funding source for the occupancy, infrastructure, equity and credit needs of the world’s mobile communications and data-driven companies. The Company has assets under management of approximately $49 billion composed of $36 billion of capital managed on behalf of third party institutional and retail investors and $13 billion of investment interests on its own balance sheet. The Company’s owns and operates an investment management business with $14 billion in digital real estate investments and $22 billion in traditional commercial real estate debt and equity investments. With respect to investment interests on its balance sheet, the Company owns (a) a controlling 20% interest in DataBank, a leading provider of enterprise-class data center, cloud, and connectivity services, (b) a 71% interest in 358 healthcare properties, (c) a 94% interest in 157 hospitality properties, (d) approximately 67 million shares of Colony Credit Real Estate, Inc. (NYSE:CLNC), and (e) interests in various other equity and debt investments including general partnership interests in funds management by the Company commercial real estate equity and debt investments and other real estate-related securities. The Company is headquartered in Los Angeles with key offices in Boca Raton, New York, Paris and London, and has over 400 employees across 21 locations in 13 countries. For additional information regarding the Company and its management and business, please refer to www.clny.com.

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including shareholders, employees and communities.

Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com

Important Additional Information

The Company, its directors, its executive officers and Marc Ganzi, the Company’s incoming Chief Executive Officer, will be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). On March 12, 2020, the Company filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2020 Annual Meeting. Prior to the 2020 Annual Meeting, the Company will file a definitive proxy statement with the SEC and furnish such proxy statement to its stockholders in connection with the solicitation of proxies for the 2020 Annual Meeting (the “2020 Proxy Statement”). Detailed information regarding the Company’s directors, executive officers and Mr. Ganzi, including their direct or indirect interests, by security holdings or otherwise, is included in the preliminary proxy statement filed on March 12, 2020 and will be included in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENTS AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “Public Shareholders” section of the Company’s corporate website at www.clny.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the impact of the Coronavirus on the Company, the market, economic and environmental conditions in the digital and communications technology, healthcare and hospitality real estate, other commercial real estate equity and debt, and investment management sectors, whether the Company will continue to accelerate or otherwise successfully execute its strategic transition to become the leading digital real estate and infrastructure focused company, whether the Company will generate long-term, sustainable value for stockholders, the Company’s ability to capitalize on compelling global opportunities in the digital ecosystem and simplify its business to deliver value of its stockholders, the amount and timing of purchases of the Company’s stock by the Company’s joint venture with Blackwells, the Company’s liquidity and whether it can continue to maintain ample liquidity and financial flexibility, the Company’s use of its liquidity, the Company’s ability to pay dividends, the Company’s board composition, the impact of the digital transition on the Company’s legacy portfolios and assets, including whether such transition will result in significant impairments to certain of its investments, including healthcare and hospitality assets, including whether such transition will result in any of the anticipated benefits, the Company’s ability to continue deploying capital in its sponsored Digital Colony fund or to raise additional capital in future funds, whether the Company will enter into a definitive agreement to dispose of its management contract with CLNC, the pace of additional asset monetizations and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. The Company is under no duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.